AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

Between

NORTHERN LIGHTS VARIABLE TRUST

And

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT NO. 1 TO THE AGREEMENT, made and entered into as of this 21st day of October 2019, by and between The Lincoln National Life Insurance Company (the “Company”), an Indiana life insurance company, and Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the “Trust”).

WHEREAS, the Company and the Trust are parties to that certain Fund Participation Agreement dated April 18, 2019 (the “Agreement”); and

WHEREAS, the parties agree to amend Schedule A as follows:

Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

NORTHERN LIGHTS VARIABLE TRUST

By:	/s/ Stephanie Shearer
Name:	Stephanie Shearer
Title:	Secretary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jayson R. Bronchetti
Name:	Jayson R. Bronchetti
Title:	Senior Vice President

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policies/Contracts Funds By Separate Account

Separate Account N-established 11/3/1997	Investment Solutions
Investment Solutions RIA

Separate Accounts M and R-established 12/2/1997	1st Elite
Lincoln SVUL III Elite
Lincoln SVUL III_M
Lincoln SVULII ES
Lincoln VUL CV III Elite
Lincoln VUL DB II Elite
Lincoln VULcv III_M
Lincoln VULdb ES
Lincoln VULdb II_M
Elite76
Lincoln Momentum SVULone
Lincoln Momentum VULone 2005
Lincoln SVUL One Elite
Lincoln VUL One 2005
Lincoln SVUL NY ES
Elite81
Lincoln Momentum VULone
Lincoln SVUL IV Elite
Lincoln SVUL IV_M
Lincoln VUL CV IV Elite
Lincoln VUL DB IV Elite
Lincoln VUL One
Lincoln VULcv II ES
Lincoln VULcv IV_M
Lincoln VULdb IV_M
UPP Elite
Lincoln AssetEdge VUL (2008)
Lincoln AssetEdge VUL 2009
Lincoln Momentum SVULone 2007
Lincoln Momentum VULone 2007
Lincoln PreservationEdge SVUL
Lincoln PreservationEdge SVUL_M
Lincoln SVUL One 2007
Lincoln VUL One 2007
Lincoln VUL One 2010 ELITE
Lincoln Asset Edge 2015
Lincoln InReach VUL ONE 2014
Lincoln SVUL One 2013
Lincoln SVUL One 2016

Lincoln VUL One 2012
Lincoln VUL One 2014
Lincoln Asset Edge 2019

Separate Account S-established 2/10/2020	Lincoln Corporate EXEC VUL Lincoln Corporate Commitment VUL Lincoln Corporate VUL 5 Lincoln Corporate VUL 4 Lincoln Corporate VUL 3 Elite

Separate Account Z — established 2/10/2020	Lincoln Premier PPVUL Lincoln PPVUL Express Lincoln Corporate Commitment PPVUL Lincoln PPVUL